Exhibit 10.23

STEPAN COMPANY

2011 INCENTIVE COMPENSATION PLAN

PERFORMANCE GRANT AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of the __ day of              ,         , is entered into by and between Stepan Company, a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”).

WITNESSETH THAT:

IT IS AGREED, by and between the parties hereto, as follows:

1.Subject to the terms, conditions and restrictions set forth in this Agreement and in accordance with the provisions of the Stepan Company 2011 Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Participant as of the date first written above [Number of Shares Granted] performance shares (the “Performance Shares”). Each Performance Share represents one hypothetical share of Common Stock of the Company (“Common Stock”) and is equal to the value of one share of Common Stock. Receipt of Shares of Common Stock in respect of the Performance Shares shall be subject to the performance conditions set forth in Section 2, and any such shares of Common Stock will also be subject to the restrictions on transferability and forfeiture set forth in Section 3.

2.The Performance Shares shall be subject to the performance conditions as set forth in paragraphs (a), (b) and (c) below (the “Performance Conditions”).

(a)The Performance Shares are contingently awarded subject to the condition that the number of Performance Shares, if any, earned by the Participant is dependent on if, and to the extent, that the Threshold, Target or Maximum performance level of the one-year performance goal is achieved for the One-Year Performance Period and that the three-year performance goal is achieved for the Three-Year Performance Period, each as determined by the Compensation and Development Committee of the Board of Directors (the “Committee”) in its sole discretion. Accordingly, the number of Performance Shares awarded hereby shall be adjusted based upon the achievement of a specified level of the Company’s Net Income (“CNI”) and Return on Invested Capital (“ROIC”) for the One-Year Performance Period and Three-Year Performance Period, respectively, as determined by the Committee, as heretofore set forth by the Committee in writing, which document is incorporated herein by reference. The “One-Year Performance Period” for purposes of this Agreement is the period beginning on January 1,          and ending on December 31,         , and the “Three-Year Performance Period” for purposes of this Agreement is the period beginning on January 1,          and ending on December 31,          .

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(b)Except as otherwise provided in this Agreement, the number of Performance Shares that the Participant shall earn at the end of the Three-Year Performance Period (unless forfeited pursuant to Section 3) shall equal the number of Performance Shares awarded in accordance with Section 1 hereof, multiplied first by the applicable CNI percentage (“Applicable CNI Percentage”), which corresponds to the Company’s achieved specified CNI for the One-Year Performance Period, and which is set by the Committee. For levels of actual performance between the Threshold, Target and Maximum levels of performance achieved, as set by the Committee, the Applicable CNI Percentage will be calculated by prorating between the values assigned to the specified performance levels (the final calculation referred to as the “CNI Calculation”). The CNI Calculation shall then be multiplied by the applicable ROIC percentage (“Applicable ROIC Percentage”), as set by the Committee, which corresponds to the Company’s achieved specified cumulative ROIC percentage for the Three-Year Performance Period. The Applicable ROIC Percentage will be calculated by prorating between the percentages assigned to the achieved specified cumulative ROIC percentages. The final calculation shall be referred to as the “Applicable Percentage.”

(c)Any Performance Shares awarded hereby that the Participant does not earn at the end of the Three-Year Performance Period pursuant to this Section 2 and as determined by the Committee, shall be deemed forfeited, and the Company shall be authorized to cancel such Performance Shares at the end of the Three-Year Performance Period. The provisions of this Section 2 shall not affect in any way forfeitures under Section 3.

3.The Performance Shares shall be subject to the restrictions on transferability and risk of forfeiture set forth in paragraphs (a) and (b) below (the “Risks of Forfeiture”) until such Risks of Forfeiture lapse in accordance with the terms of this Agreement. Upon a lapse of the Risks of Forfeiture, the Performance Shares to which the Risks of Forfeiture applied shall vest, and if and to the extent earned, shall become distributable to the Participant following the end of the Three-Year Performance Period as provided in Section 5.

(a)The Performance Shares awarded to the Participant and the Participant’s interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered other than by will or the laws of descent and distribution and shall be subject to a Risk of Forfeiture during the period beginning on the date first written above and ending on December 31,            (the “Restricted Period”). No such sale, assignment, transfer, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or of any agent of the Participant or by operation of law, shall be recognized by, or be binding upon or shall in any manner affect the rights of, the Company.

(b)Except as otherwise provided in this Agreement, if the employment of the Participant to the Company or its subsidiaries shall be terminated during the Restricted Period for any reason, the Participant shall immediately forfeit to the Company all Performance Shares, without any consideration paid to the Participant, and, thereafter, the Participant shall have no further rights with respect to such Performance Shares.

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4.The lapse of Risks of Forfeiture shall be as set forth in paragraphs (a) and (b) below.

(a)Except as otherwise provided in this Agreement, the Risks of Forfeiture will lapse and the Participant’s rights will vest with respect to the Performance Shares (as adjusted in accordance with Section 2) on the first day following the end of the Restricted Period, provided the Participant shall have been continuously employed by the Company or a subsidiary thereof from the date first written above through the date of such lapse.

(b)Notwithstanding any other provision of this Agreement, if the Participant’s employment with the Company or its subsidiaries terminates before the end of the Restricted Period by reason of (i) the Participant’s death, (ii) the Participant becoming Disabled, or (iii) the Participant’s retirement (as determined under the provisions of any qualified retirement plan maintained by the Company or a subsidiary) after [CHOOSE ONE][FOR ON-CYCLE AWARDS: the last day of the calendar year in which the Grant Date occurs][FOR OFF-CYCLE AWARDS: the first anniversary of the Grant Date], then the Risks of Forfeiture will lapse and the Participant’s right to the Performance Shares (as adjusted pursuant to Section 2 and this Section 4(b)) shall immediately vest. The number of Performance Shares earned to which the Participant may become entitled pursuant to this Section 4(b), shall equal (A) in the case of a termination of the Participant’s employment pursuant to Section 4(b)(i) or (ii), the number of Performance Shares granted hereunder, as adjusted pursuant to Section 2, and (B) in the case of the Participant’s retirement pursuant to Section 4(b)(iii), the product of (I) the number of Performance Shares granted hereunder, as adjusted pursuant to Section 2, multiplied by (II) a fraction, the numerator of which is the number of whole months during the Restricted Period during which the Participant was employed by the Company or its subsidiaries, and the denominator of which is thirty-six (36), with the result then rounded up or down to the nearest whole number of shares.

5.As soon as practicable after the expiration of the Three-Year Performance Period but in no event later than the 15th day of the third month following the end of the Three-Year Performance Period, the Committee shall certify in writing the extent, if any, to which the performance goals have been met and the number of Performance Shares payable, and the Company will issue to the Participant, except to the extent the Participant has elected to defer payment pursuant to the terms of any applicable plan or program of the Company or subsidiary permitting such deferral, the number of shares of Stock equal in number to the Performance Shares earned under Section 2, or, if applicable, Section 4 (in each case less any shares withheld pursuant to Section 5.1 of the Plan) and with respect to which the Risks of Forfeiture have lapsed.

6.In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the provisions of Section 1.5 of the Plan shall apply.

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7.Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recapture or “clawback” policy of the Company adopted by the Company’s Board of Directors to comply with Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company’s Common Stock may be traded, as determined by the Company’s Board of Directors.

8.Any Performance Shares awarded hereby are subject to withholding of all applicable taxes, which withholding obligation shall be satisfied by the payment of cash or check payable to the Company, or surrender of shares of Common Stock which the Participant already owns or the withholding of shares of Common Stock to which a Participant is otherwise entitled under this Agreement, with such surrender of shares or withholding of shares subject to the consent of the Committee.

9.It is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. To the greatest extent reasonably possible, this Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Code, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Notwithstanding the foregoing, in no case will the Company be liable to the Participant, the Internal Revenue Service or any other person or entity for taxes imposed on the Participant pursuant to Section 409A of the Code.

10.This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

11.This Agreement does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company, including its subsidiaries, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan prior to the issuance of Common Stock pursuant to the payment thereof.

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This Agreement is hereby accepted as of the date set forth below.

By:
Participant Name

Date:
Acceptance Date

5

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